Exhibit 99.2

John Freeland to Join Salesforce.com as President, Worldwide Operations

- Leading CRM expert deepens the salesforce.com management team with more than a quarter century of enterprise experience - A major advantage for enterprise customers at a time of seismic shifts in the CRM landscape

SAN FRANCISCO, Sept 22, 2005 /PRNewswire-FirstCall via COMTEX News Network/ — Salesforce.com (NYSE: CRM), the global leader in on-demand customer relationship management (CRM), today announced that John Freeland, managing director in charge of CRM at Accenture, will join the company’s senior management team as President, Worldwide Operations.

(Logo: http://www.newscom.com/cgi-bin/prnh/20050216/SFW105LOGO )

“We are thrilled to have John Freeland join our management team,” said Marc Benioff, chairman and CEO of salesforce.com. “The CRM landscape is going through seismic changes, and John’s unparalleled depth of experience will be a critical asset to our customers, partners, employees, and shareholders.”

Freeland, who is retiring from Accenture, will report directly to Benioff, and will be primarily responsible for the Successforce portfolio of services and business alliances. Freeland will join other members of the executive committee, which include Jim Steele, President, Worldwide Sales and Distribution; Steve Cakebread, Chief Financial Officer; Parker Harris, Executive Vice President, Technology; and Kenneth Juster, Executive Vice President, Law, Policy, and Corporate Strategy.

“There is not a more respected authority in enterprise CRM today than John Freeland,” said Steele. “With all the changes in the technology landscape, our potential customers have more questions than ever. John Freeland will be an incredible asset to salesforce.com’s growing community of success.”

Freeland is expected to assume his post at salesforce.com by the end of October.

“Increasingly, large enterprises are embracing on-demand computing, and salesforce.com has the platform that can meet their demands,” said Freeland. “I believe Salesforce.com is in a unique position to be the market leader as this trend accelerates, and I’m excited to be part of the team making this happen.”

About salesforce.com

Salesforce.com is the market and technology leader in on-demand customer relationship management (CRM). The company’s Salesforce family of on-demand applications enables customers to manage and share all of their sales, support, marketing and partner information on demand. Appforce, salesforce.com’s on-demand platform, allows customers to customize and integrate the Salesforce family to meet their unique business needs, and build whole new powerful applications quickly and easily. Appforce applications are available via AppExchange, salesforce.com’s on-demand application sharing service. Customers can also take advantage of salesforce.com’s world-class training, support, consulting and best practices offerings.

As of July 31, 2005, salesforce.com manages customer information for approximately 16,900 customers and approximately 308,000 paying subscribers including Advanced Micro Devices (AMD), America Online (AOL), Automatic Data Processing (ADP), Avis/Budget Rent A Car (Cendant Rental Car Group), Dow Jones Newswires, Nokia, Polycom and SunTrust. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com services should make their purchase decisions based upon features that are currently available.

Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com , or call 1-800-NO-SOFTWARE.

NOTE: Salesforce.com is a registered trademark of, and Appforce and AppExchange are trademarks of, salesforce.com, Inc., San Francisco, California. Other names used may be trademarks of their respective owners.

SOURCE Salesforce.com

Jane Hynes of Salesforce.com, +1-415-901-5079, or jhynes@salesforce.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding salesforce.com’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.